EXHIBIT 23.2 - CONSENT OF INDEPENDENT AUDITORS





     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 33-) and related Prospectus of Equitable of Iowa Companies for the registration of $125,000,000 of its debt securities and to the incorporation by reference therein of our report dated February 10, 1994, with respect to the consolidated financial statements and schedules of Equitable of Iowa Companies and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP

                                                ERNST & YOUNG LLP



Des Moines, Iowa
January 16, 1995